Exhibit 3.1


                                STATE OF COLORADO
                                  DEPARTMENT OF
                                      STATE

                                   CERTIFICATE


     I, VICTORIA BUCKLEY, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT


                     ACCORDING TO THE RECORDS OF THIS OFFICE

                           ATLAS-REPUBLIC CORPORATION
                             (COLORADO CORPORATION)



FILE # 19871708205 WAS FILED IN THIS OFFICE ON January 28, 1987 AND HAS COMPLIED WITH THE APPLICABLE PROVISIONS OF THE LAWS OF THE STATE OF COLORADO AND ON THIS DATE IS IN GOOD STANDING AND AUTHORIZED AND COMPETENT TO TRANSACT BUSINESS OR TO CONDUCT ITS AFFAIRS WITHIN THIS STATE.



Dated: October 30, 1998



                              /S/ Victoria Buckley
                              --------------------

                               SECRETARY OF STATE

                               STATE OF COLORADO




DEPARTMENT OF                                                        CERTIFICATE
STATE






         I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

     Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF INCORPORATION TO ATLAS-REPUBLIC CORPORATION.



[ STATE SEAL GRAPHIC OMITTED ]

                                                /s/  Natalie Meyer
                                                --------------------------------
                                                     SECRETARY OF STATE


DATED:  JANUARY 28, 1987

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    RECEIVED                                                        FILED
1987 JAN 28 AM 10:12                                             JAN 28, 1987
 SECRETARY OF STATE                                            STATE OF COLORADO
 STATE OF COLORADO                                           DEPARTMENT OF STATE

                          ARTICLES OF INCORPORATION OF
                          ----------------------------

                           ATLAS-REPUBLIC CORPORATION
                           --------------------------

     The undersigned natural person, being more than eighteen (18) years of age, hereby establishes a corporation pursuant to the Statutes of Colorado, and adopts the following Articles of Incorporation:

FIRST: The name of the corporation is ATLAS-REPUBLIC CORPORATION.

SECOND: The corporation shall have perpetual existance.

THIRD: (a) Authorized Shares. The aggregate number of shares which the corporation shall have the authority to issue is Five Hundred Twenty Million (520,000) shares. Five Hundred Million (500,000) shares shall be designated "Common Stock", and shall have a par value of $.00001. Twenty Million (20,000,000) shares shall be designated "Preferred Stock", and shall be without par value, and shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

     (b) Consideration for Shares. All shares of Common Stock and Preferred Stock shall be issued by the corporation for cash, property, property, or services actually performed, for no less than the par value of $.00001 per share for Common Stock, and no less than the consideration per share authorized by the Board of Directors for Preferred Stock. All shares shall be fully paid, and non-assessable.

     (c) Issuance of Preferred Stock. The Board of Directors of the Corporation is authorized to divide the Preferred Stock into as many series, as the Board of Directors from time to time may determine, and to issue the preferred stock in such series. The Board of Directors shall determine the number of shares comprising each series, which number may, unless otherwise provided by the Board of Directors in creating such series, he increased or decreased from time to time by action of the Board of Directors. Each series shall be so designated, as to distinguish the shares thereof, from the shares of all other series. The Board of Directors shall have the authority to fix and determine the following relative rights and preferences of the shares of any such series of Preferred
Stock:

     (i) the rate of dividend, if any;

     (ii) whether shares can be redeemed, and if so, the redemption price and the terms and conditions of the redemption;

     (iii) the amount payable upon shares in the event of voluntary, or involuntary liquidation;


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     (iv) sinking fund provision, if any, for redemption or purchase of shares;

     (v) the terms and conditions, if any, under which shares may be converted to common stock; and,

     (vi) the voting powers, if any.

     (d) Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common and Preferred Stock, as and when declared by the Board of Directors, out of funds of the corporation to the extent, and in the manner permitted by law.

     (e) Voting Rights & Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote, and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. The voting rights of Preferred Stock, if any, shall be established by the Board of Directors at the time such stock is issued in series. Cumulative voting shall not be allowed in the election of directors of the corporation.

     (f) Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

     (g) Distribution in Liquidation. Upon any liquidation, dissolution, or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, including any preferences granted to Preferred Stock, the remainder of the assets of the corporation shall be distributed either in cash, or in kind, pro-rata to the holders of the Common Stock and,~ if not previously provided for, to the holders of the Preferred Stock, without regard to par value.

     (h) Partial Liquidation. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital, or capital surplus of the corporation, a portion of its' assets in cash or property, subject to the limitations contained in the statutes of Colorado.

FOURTH: One director shall constitute the initial Board, until two additional directors are appointed by him upon the First Meeting of the Incorporator(s), his name and address being as follows:

                              Reed A. Hatkoff
                              3011 S. Chester Ct.
                              Denver, Colorado 80231


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FIFTH: The address of the registered office of the corporation shall be 3011 S.
Chester Ct., Denver, Colorado 80231. The name of its' initial registered agent at such address is Reed A. Hatkoff. The corporation may conduct all or part of its' business, in any other part of Colorado, the United States, or any other place in the world it so desires. It may hold, purchase, mortgage, lease, and convey real and personal property in any of such places.

SIXTH: The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including the rights deriving from such shares, and not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interests of such purchaser, assignee, transferee or other person. The purchaser, assignee, or transferee of any of the shares of the corporation shall not be entitled to 1) receive notice of the meetings of the shareholders; 2) to be paid dividends or other sums payable to the shareholders; 3) or to own, enjoy and excercise any other property or rights deriving from such shares against the corporation, until the purchaser, assignee, or transferee has become a registered holder of such shares.

SEVENTH: The following provisions are inserted for the management of the new business, and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     (a) Right of Directors to Contract with Corporation. No contract or other transaction. between the corporation and one or more of its' directors, or any other corporation, firm, association, or entity in which one or more of its' directors, are directors or officers, or are financially interested, shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose, if;

     (i) The fact of such relationship or interest is disclosed, or known to the Board of Directors or committee, which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or,

     (ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote, and they authorize, approve, or ratify such contract or transaction by vote or written consent; or,

     (iii) The contract or transaction is fair and reasonable to the corporation.


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


     Common or interested directors may be counted in determining the presence of a quorum at the meeting of the Board of Directors or a committee thereof, which authorizes, approves, or ratifies such contract or transaction.

     (b) Corporate Opportunity. The officers, directors, and other members of management of this corporation, shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time as determined by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest, which come to the attention of the officers, directors, and other members of management of this corporation, shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter, any officer, director, or other member of management may avail himself of such opportunity. Until such time as this corporation, through its' Board of Directors, has designated an area of interest, the officers, directors, and other members of management of this corporation shall be free to engage in such areas of interest on their own, and this doctrine shall not limit the, rights of any officer, director, director, or other member of management of this corporation to continue a business existing prior to that time, that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director, or member of management), from any duties which he may have to this corporation.

     (c) Indemnification of Directors & Others

     (i) The corporation shall indemnify any person who was, or is a party, or is threatened to be made a party to any impending, prospective, imminent, pending, or completed action, suit, or proceeding, whether, civil, criminal, administrative, or investigative (other than an action by, or in the right of the corporation), by reason of the fact that he was, or is a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee, or agent of another corporation, partnership, joint-venture, trust, or other enterprise, against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith, and, in case of conduct in his official capacity with the corporation, in a manner he reasonably believed to be in the best ) interests of the corporation, or, in all other cases that


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


     his conduct was at least not opposed to the corporations' best interests. In the case of any criminal proceedings, he must have no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendre or its' equivalent, shall not of itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

     (ii) The corporation shall indemnify any person who was, or is a party, or is threatened to be made a party to any impending, prospective, imminent, pending, or completed action or suit, or in the right of the corporation to procure a judgement in its' favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as an officer, director, employee, or agent of another corporation, partnership, joint-venture, trust, or enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense, or settlement of such action or suit if he acted in good faith, and, in the case of conduct in his official capacity with the corporation, in a manner he reasonably believed to be in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the corporations' best interest; but no indemnification shall be made in respect of any claim, issue or matter, as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, or where such person was adjudged liable on the basis that personal benefit was improperly received by him, unless, and only to the extent that the court in which such action or suit was brought, determines upon application, that, despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (iii) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (iv) Any indemnification under (i) or (ii) of this section (unless ordered by a court), shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has


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     met the applicable standard of conduct as set forth in paragraphs (i) or
     (ii) of this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     (v) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors as provided in paragraph (iv) of this section, upon receipt of a written affirmation by the director, officer, employee, or agent, of his good faith belief that he has met the standard of conduct described in paragraphs (i) and (ii) of this section, and an undertaking by, or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

     (vi) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any by-law, agreement, vote of the shareholders, or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of heirs, executors, and administrators of such a person.

     (vii) The corporation may purchase and maintain insurance on behalf of any person who is, or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint-venture, trust, or other enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     (d) Shareholder Voting.

     (i) One-third of the shares entitled to vote represented in person or by proxy, shall constitute a quorumat any meeting of the shareholders.



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     (ii) When, with respect to any action to be taken by the ) shareholders of this corporation, the laws of the State of Colorado require the vote or concurrence of the holders of two-thirds of the issued and outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the vote, or concurrence of a majority of such shares, or class or series thereof.

     (e) Adoption and Amendment of Bylaws. The initial bylaws of the corporation shall be adopted by its' Board of Directors. The power to alter, amend, or repeal the bylaws, or adopt new bylaws, shall be vested in the Board of Directors, but the holders of Common Stock may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistant with law, or these Articles of Incorporation.

EIGHTH: The name and address of the incorporator is:

        Reed A. Hatkoff
        3011 S. Chester Ct.
        Denver, Colorado 80231

Dated this 25th of January, 1987;


                                                /s/  Reed A. Hatkoff
                                                --------------------------------
                                                     Reed A. Hatkoff


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